Exhibit 10.1

June 26, 2015

[Investor]

[Address]

[Address]

Ladies and Gentlemen:

Reference is made to the Common Stock Purchase Warrant, dated December 2, 2014, that you received from Guided Therapeutics, Inc. (the “Company”) in connection with its public offering of securities on that date (the “Warrant”). By signing this letter agreement you agree to the following:

1.                  You shall exchange the Warrant for two new warrants, each in form attached hereto (the “New Warrants”). The first New Warrant will have an exercise price of $0.09 per share, and the second New Warrant will have an exercise price of $0.11 per share. Other than exercise price, each New Warrant will have identical terms, and each New Warrant will be exercisable for the same number of shares of the Company’s common stock as the Warrant, at any time beginning December 2, 2015 until December 2, 2020. Delivery of the New Warrants is contingent upon return of a duly executed copy of this letter agreement along with the original Warrant (or an affidavit of lost warrant, in form provided by the Company upon request). The Company agrees to use its commercially reasonable efforts to register the shares of its common stock underlying the New Warrants on a resale registration statement that it expects it will be required to file pursuant to a customary registration rights agreement entered into connection with a proposed capital-raising transaction (the “Proposed Transaction”).

2.                  You shall duly execute and deliver the attached Amendment to Securities Purchase Agreement, amending the Securities Purchase Agreement, dated November 26, 2014, to remove the restriction on Variable Rate Transactions (as defined therein) and the restriction from undertaking a reverse or forward stock split or reclassification of the Company’s common stock.

3.                  As additional consideration for the above, within three business days of the Company’s receipt of the Warrant, the Company will issue to you $________ in shares of the Company’s common stock, valued as of the closing price of the Company’s common stock of the effective date of this letter agreement (the “Additional Shares” and, with the New Warrants and the shares of the Company’s common stock issuable upon exercise of the New Warrants, the “Consideration”). [1] The Additional Shares will be issued free of restrictive legends. You agree not to transfer the shares (other than to an affiliate) at any time prior to (i) 90 days from the date of issuance or (ii) the effectiveness of a registration statement registering for resale any or all of the securities issued in the Proposed Transaction.

1 The aggregate dollar amount of the Additional Shares will be 7.7778% of the amount you invested in the December 2014 public offering. For example, if you invested $450,000 in the December 2014 public offering, you would receive $35,000 in Additional Shares ($450,000 x 0.077778 = $35,000).

4.                  Upon receipt of the Consideration, you relinquish all rights, title and interest you have in the Warrant (including any claims you may have against the Company related thereto) and assign the same to the Company. You understand and acknowledge that upon the Company’s acceptance of the Warrant, the Warrant will be canceled.

5.                  You represent and warrant that (a) you have the full power and authority to exchange the Warrant for the Consideration; (b) the Warrant is free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof and not subject to any adverse claims; (c) you are an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, you can bear the economic risk of an investment in the Consideration, and you have such knowledge and experience in financial and business matters and your are capable of evaluating the merits and risks of investment in the Consideration; (d) you have had the opportunity to review the Company’s current business prospects, financial condition and operating history as set forth in the Company’s filings with the Securities and Exchange Commission; and (e) you have had the opportunity to ask questions and receive answers from the Company regarding all the information you consider necessary or appropriate for deciding whether to invest in the Consideration.

6.                  You acknowledge that the issuance of the Consideration will not be registered under the Securities Act of 1933, as amended, that the Consideration is being offered and sold to you in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of, your representations, warranties, agreements, acknowledgments and understandings set forth in this letter agreement, in order to determine the availability of such exemptions and your eligibility to acquire the Consideration. You further acknowledge that the Consideration may not be offered for sale, sold, transferred or assigned (a) in the absence of (i) an effective registration statement for the Consideration under the Securities Act of 1933, as amended, or (ii) an opinion of counsel to the holder (if requested by the Company), in a form reasonably acceptable to the Company, that registration is not required under said act or (b) unless sold or eligible to be sold pursuant to Rule 144 or Rule 144A under said act. Notwithstanding the foregoing, the Company acknowledges that the Consideration may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Consideration.

7.                  Upon request, you shall execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Warrant for the Consideration.

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If this letter agreement correctly reflects the terms agreed by you and the Company, please sign a copy of this letter agreement in the space provided below and return it, along with the Warrant, to the Company.

Very truly yours,

GUIDED THERAPEUTICS, INC.

By: /s/ Gene Cartwright
Name: Gene Cartwright
Title: CEO

Agreed to as of June 26, 2015:

[Investor]

By:  ____________________________
Name:
Title: